Exhibit 99.3

Prepared Remarks:

Celanese to Acquire ExxonMobil’s Santoprene™ TPV Elastomers Business

Brandon Ayache, Celanese Corporation, Senior Director, Investor Relations

[Slide 1 Celanese to Acquire ExxonMobil’s Santoprene™ TPV Elastomers Business]

Celanese Corporation announced the signing of a definitive agreement to acquire the Santoprene™ thermoplastic vulcanizates (TPV) business of Exxon Mobil Corporation in a press release that was distributed via Business Wire this morning.

The press release, along with a slide presentation and accompanying prepared remarks, was posted on our investor relations website, investors.celanese.com.

[Slide 2 Disclosures]

As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, our future objectives and plans. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of historical Company Non-GAAP measures and reconciliations to the comparable historical Company GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. Please note the cautionary language contained at the end of these comments.

On the conference call later this morning, management will be available to answer questions.

Lori Ryerkerk, Celanese Corporation, Chairman of the Board and Chief Executive Officer

[Slide 3 Transaction Summary]

Early this morning, we were pleased to announce the signing of an agreement with ExxonMobil to acquire their Santoprene™ TPV elastomers business for $1.15 billion on a debt-free, cash-free basis.

Through this transaction with a globally recognized and leading TPV brand and product portfolio, we are further strengthening the solution set of our Engineered Materials (EM) business. Over the last five years, 2017 through to estimated 2021, this business has generated approximately $100 million in average adjusted EBITDA. We are eager to welcome the Santoprene™ team to Celanese and jointly integrate this business into EM to drive continued earnings growth.

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I thank our Celanese team who worked to secure this acquisition to generate significant shareholder value from the excess cash and liquidity on our balance sheet. Expected to close in the fourth quarter of 2021, this transaction is expected to be immediately accretive to 2022 adjusted earnings per share by approximately $0.65. We also expect to achieve at least $35 million in synergies from this acquisition which would increase the contribution to approximately $0.90 in run-rate adjusted earnings per share accretion.

[Slide 4 Transaction Highlights]

Before turning it over to Tom to discuss the fit of the Santoprene™ business with EM, let me highlight why we are so excited about this acquisition.

Santoprene™ is a clear global leader in TPV elastomers with a highly functionalized product portfolio that will complement EM’s project pipeline model. Santoprene™ will also enhance our EM growth programs with attractive end-use and regional positions. The Santoprene™ automotive portfolio adds breadth to our existing EM auto business and will allow us to better serve our OEM and tier partners. We are also excited about additional application opportunities available as part of this deal, such as medical and consumer goods.

Santoprene™ exceeds our disciplined M&A criteria in virtually every regard. These highlights collectively result in significant earnings and cash accretion. Simply put, this is a high-quality business with a differentiated product portfolio, that fits very synergistically within our EM business model.

Tom Kelly, Celanese Corporation, Senior Vice President – Engineered Materials

[Slide 5 A Global Leader in Thermoplastic Vulcanizates]

As Lori highlighted, Santoprene™ is a global leader in TPV elastomers with an industry-renowned brand that is synonymous with TPV. We know the power of brands like this at Celanese, as we have similarly positioned brands like our Hostaform® in POM and GUR® in UHMW-PE. Santoprene™ will become the flagship brand for our elastomers portfolio at Celanese.

Two world-scale production facilities in the U.S. and U.K. give Santoprene™ global scale and reach in this space. That reach is reflected in a diversified sales mix, both in terms of end-use and geography.

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Today, Celanese is a small player in TPV which we acquired as part of a broader elastomers portfolio in the Softer acquisition several years ago. With the acquisition of Santoprene™, EM will instantly become a global leader in a highly differentiated and functionalized material.

[Slide 6 Highly Differentiated Product Portfolio]

To provide more background on what TPV is, thermoplastic vulcanizates are chemically cross-linked thermoplastic elastomers that leverage a unique combination of engineering thermoplastic and elastomer functionality.

That foundation drives superior performance properties relative to competing chemistries. Those properties can be customized to provide tailored customer solutions by application. With a world-class technical and R&D organization, Santoprene™ has built a broad product portfolio supported by a leading intellectual property position.

[Slide 7 Customer Solutions Tailored by Application]

We are optimistic about the combination of a truly differentiated product portfolio like Santoprene™ with the EM project pipeline model and our future-focused growth programs. Today, the Santoprene™ commercial and technical teams work closely with a long list of OEMs. Santoprene™ will significantly enhance the breadth of the solutions we provide across key end-uses including automotive, medical, and consumer appliances.

[Slide 8 Advantaged Positions to Drive Growth]

In addition to end-use diversification, the Santoprene™ business has advantaged positions which will help drive future growth in EM. Santoprene™ will further scale several key growth programs for EM including electric vehicles and medical. It will also add to attractive and dynamic end-uses which are not meaningful for EM today, including building and construction, and renewable energy. Finally, the Santoprene™ product portfolio is fully recyclable which will enhance the long list of sustainable offerings we bring to our customers.

We are confident about the opportunity to accelerate our growth by integrating Santoprene™ into our differentiated project model and enhancing our OEM relationships across many end-uses. Regionally, we recognize the opportunity to utilize our growing presence in Asia to further enhance Santoprene’s™ localization and customer relationships there.

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[Slide 9 Significantly Enhanced Automotive Portfolio]

The complementary nature of EM and Santoprene™ is most clear within our automotive portfolios as reflected on slide 9. For EM and Santoprene™, auto makes up about one-third and two-thirds of net sales, respectively.

The combined set of engineered materials solutions will enhance our leading offering for our automotive customers. On a pro-forma basis, the automotive business of EM will be further diversified across OEMs and applications and will comprise approximately 40 percent of total EM net sales.

[Slide 10 TPV Solutions Positioned for Future Mobility]

More importantly, the Santoprene™ business is positioned well to address trends in future mobility. The Santoprene™ team has also seen meaningful additional addressable content in electric vehicles (EV) and hybrids versus internal combustion engines – up to twice as much content over the long-term. For Santoprene™, added content in EVs is due to increased electrical infrastructure, greater noise isolation requirements, and expanded under the hood applications.

In EM, we are preparing today for future mobility by adding resources to our electric vehicle growth program and investing in added capacity for products like GUR® for lithium-ion battery separator films. The acquisition of Santoprene™ is one additional step in solidifying a leadership position in future mobility.

We are excited to acquire a quality business in Santoprene™ with a highly functionalized and differentiated product portfolio. We are confident about the opportunity to further enhance how we take these products to market alongside the Santoprene™ team.

Lori Ryerkerk, Celanese Corporation, Chairman of the Board and Chief Executive Officer

[Slide 11 Santoprene™ Exceeds Disciplined M&A Criteria]

At our Investor Day in March, I highlighted the disciplined criteria which we use to screen M&A opportunities at Celanese across industry, commercial, technical, and financial factors. At the time, I mentioned that no transaction will check all the boxes, but should check at least one key criteria in every factor. Slide 11 is the same slide from Investor Day, updated for the criteria met by the acquisition of Santoprene™.

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The Santoprene™ acquisition meets virtually all the criteria we laid out with the exception of an upstream or downstream integration with other products we make. As evidence of the industry, commercial, and technical strengths of Santoprene™, this transaction surpasses our rigorous financial requirements due to a compelling synergy and growth outlook.

[Slide 12 Broad M&A Opportunity Set in Engineered Materials]

Slide 12 should also look familiar. Santoprene™ enhances all four fields close to our core resulting in a synergy and growth plan that is highly actionable. The strong fit begins with the addition of the broadest TPV portfolio in the industry, a polymer which we know well and for which this acquisition will expand our presence.

Santoprene™ will also enhance our end-use exposure in both automotive and medical as well as adding to non-core end-uses like renewable energy. Santoprene™ brings critical capabilities to EM, enhancing our recycling and sustainability competency as well as the breadth of our flame retardant portfolio, critical in several high-value applications. In short, the Santoprene™ acquisition will contribute to the core of EM more meaningfully than any acquisition we have completed.

[Slide 13 Significant Synergy Opportunity]

As a result of Santoprene’s™ leading positions and fit with EM’s core, we have built a robust business case for this transaction. The base case financial metrics we outlined today are based on approximately $35 million in run-rate annual synergies, predominantly cost synergies. We think the opportunity for synergies could realistically be higher.

We see meaningful opportunities to utilize the global EM supply chain network to enhance the cost competitiveness of Santoprene™. As we are doing with EM today, we intend to invest in the Santoprene™ business to drive localization in China which will allow us to be a better innovation partner to our Asian customers and increase our speed and cost competitiveness locally.

On the revenue side, we are optimistic about what our global sales and technical teams can achieve with Santoprene™ in the portfolio, particularly in Asia. We are equally optimistic about the opportunity to broaden our mutual reach to OEMs across the globe and across applications.

As a result of these synergies, we expect the Santoprene™ acquisition will contribute approximately $0.90 of adjusted earnings per share accretion by year four following close.

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[Slide 14 Purposeful Shareholder Value Creation Steps]

This transaction is the culmination of a series of purposeful and related steps we have taken over the last year to create additional shareholder value. A little less than one year ago, we announced the monetization of our passive ownership in Polyplastics for $1.575 billion. At that time, we made a commitment to redeploy that capital to drive greater value for our shareholders, beginning with $500 million in share repurchases to offset the adjusted earnings per share dilution from the Polyplastics transaction. We completed those share repurchases in the second half of 2020.

Since then we have worked to identify the most value accretive way to deploy the remaining cash from that transaction to additional share repurchases and/or M&A. Our teams have continued to be heavily engaged in M&A targeting and disciplined in the opportunities we consider. We are pleased to be deploying our excess cash and balance sheet liquidity to the acquisition of Santoprene™. With this third step, we expect to create approximately $1.00 of additional adjusted earnings per share from redeploying our capital from the Polyplastics transaction. Beyond the incremental earnings, EM is a stronger business, with greater control over its financial performance and future growth. We continue to enhance the leading solution set we bring to our customers each day.

On behalf of all of us at Celanese, we commit to continue enhancing the competitiveness of our businesses and investing in our growth. We remain equally committed to being disciplined stewards of your capital and continually taking action to drive further shareholder value.

Forward-Looking Statements

These comments may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues, synergies, performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions described herein, the timing of closing thereof, and the Company’s ability to realize the anticipated benefits of the transactions described herein. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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Non-GAAP Financial Measures

This presentation, and statements made in connection with this presentation, refer to non-GAAP financial measures. For more information on the historical non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each historical non-GAAP financial measures used, including definitions and reconciliations of the differences between such non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Non-GAAP Financial Measures.

We do not provide reconciliations for Adjusted EBIT, Adjusted EBITDA or adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

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